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                                                                      EXHIBIT 21

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
Subsidiaries of Indesco International, Inc.
  1. Continental Sprayers International, Inc.               Delaware
  2. AFA Products, Inc.                                     Delaware
  3. AFA Polytek B.V.                                       The Netherlands

Subsidiaries of Continental Sprayers International,
  Inc.
  1. Continental Acquisitions (U.K.) LTD.                   United Kingdom
  2. Continental Sprayers de Mexico, S.A. de C.V.           Mexico
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